Exhibit 99.1

APERGY CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATON
FOR THE THREE MONTHS ENDED MARCH 31, 2018

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Apergy Corporation (“Apergy,” “we” or “our”) utilizes certain financial measures that are “non-GAAP financial measures,” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Numerical reconciliations of these non-GAAP financial measures to the most directly comparable financial measures under GAAP are included herein. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. These non-GAAP financial measures have important limitations because they exclude some items that affect our income before income taxes, segment earnings, net cash provided by operating activities, or balance sheet line items. Additionally, because these non-GAAP financial measures may be defined differently by other companies in our industry, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, potentially diminishing their utility.

Adjusted EBITDA and adjusted EBITDA margin

Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures and do not purport to be alternatives to income before income taxes as determined in accordance with GAAP as a measure of operating performance. We believe these measures are useful to investors and other users of our financial information in evaluating ongoing operating profitability as they exclude depreciation and amortization expense primarily related to capital expenditures and acquisitions made in prior years, restructuring and other charges primarily related to exit costs and employee termination benefits, interest expense and royalty expense that will not be incurred after our separation from Dover Corporation. These measures are also useful in evaluating operating performance in relation to our peers.

Adjusted segment EBITDA and adjusted segment EBITDA margin

Adjusted segment EBITDA and adjusted segment EBITDA margin are non-GAAP financial measures and do not purport to be alternatives to segment earnings as we have determined in accordance with GAAP as a measure of operating performance. We believe these measures are useful to investors and other users of our financial information in evaluating ongoing operating profitability as they exclude depreciation and amortization expense primarily related to capital expenditures and acquisitions made in prior years, restructuring and other charges primarily related to exit costs and employee termination benefits and royalty expense that will not be incurred after our separation from Dover Corporation. These measures are also useful in evaluating operating performance in relation to our peers.

Adjusted working capital

Adjusted working capital is a non-GAAP financial measure and does not purport to be an alternative to working capital as determined in accordance with GAAP. We defined adjusted working capital as accounts receivable, plus inventory, less accounts payable. We believe adjusted working capital provides a meaningful measure of our operational results by showing changes caused by revenue or our operational initiatives.

Adjusted free cash flow

Adjusted free cash flow is a non-GAAP financial measure and does not purport to be an alternative to net cash provided by operating activities as determined in accordance with GAAP. We define adjusted free cash flow as net cash provided by operating activities minus capital expenditures plus the change in income taxes payable computed under the stand-alone return basis, which is classified within “net parent investment in Apergy” on our condensed combined balance sheets and included in financing activities on our condensed combined statements of cash flows. The change in income taxes payable classified within financing activities is included in the adjusted free cash flow calculation to be more representative of the tax cash flows for a stand-alone company. Actual stand-alone tax cash flows may differ from those in historical periods. We believe adjusted free cash flow is an important measure of liquidity because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

APERGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Condensed Combined Results of Operations

	Three Months Ended March 31,		Change
(dollars in thousands)	2018	2017	$	%
Revenue	$283,922	$230,278	53,644	23.3
Cost of goods and services	189,661	154,918	34,743	22.4
Gross profit	94,261	75,360	18,901	25.1
Selling, general and administrative expense	59,739	52,639	7,100	13.5
Other expense, net	2,617	2,929	(312)	*
Income before income taxes	31,905	19,792	12,113	61.2
Provision for income taxes	7,220	6,206	1,014	16.3
Net income	24,685	13,586	11,099	81.7
Net income attributable to noncontrolling interest	142	317	(175)	(55.2)
Net income attributable to Apergy	$24,543	$13,269	11,274	85.0

Non-GAAP Financial Measures:
Income before income taxes	$31,905	$19,792
Plus:
Depreciation and amortization	29,625	26,550
Royalty expense (1)	2,277	2,342
Interest expense	167	50
Restructuring and other charges	482	6
Adjusted EBITDA (2)	$64,456	$48,740	15,716	32.2
Adjusted EBITDA margin	22.7%	21.2%		1.5 pts.

Corporate allocations	$5,802	$6,146
_______________________
(1) Royalty expense includes charges for the right to use of patents and other intangible assets charged by Dover Corporation. Royalty expense relates solely to the Production and Automation Technologies segment.
(2) Includes corporate allocations from Dover Corporation as presented above.

* Not meaningful

APERGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

SELECTED SEGMENT FINANCIAL RESULTS

Production and Automation Technologies

	Three Months Ended March 31,		Change
(dollars in thousands)	2018	2017	$	%
Revenue	$214,691	$180,800	33,891	18.7
Segment earnings	10,351	7,877	2,474	31.4
Segment margin	4.8%	4.4%		0.4 pts.

Plus:
Depreciation and amortization	$26,758	$23,591	3,167	13.4
Royalty expense (1)	2,277	2,342	(65)	(2.8)
Restructuring and other charges	482	6	476	*
Adjusted segment EBITDA (2)	$39,868	$33,816	6,052	17.9
Adjusted segment EBITDA margin	18.6%	18.7%		(0.1) pts.

Corporate allocations	$2,005	$2,458
_______________________
(1) Royalty expense includes charges for the right to use of patents and other intangible assets charged by Dover Corporation.
(2) Includes corporate allocations from Dover Corporation and assigned to the segment as presented above.

* Not meaningful

Drilling Technologies

	Three Months Ended March 31,		Change
(dollars in thousands)	2018	2017	$	%
Revenue	$69,231	$49,478	19,753	39.9
Segment earnings	24,189	14,720	9,469	64.3
Segment margin	34.9%	29.8%		5.1 pts.

Plus:
Depreciation and amortization	$2,867	$2,959	(92)	(3.1)
Restructuring and other charges	—	—	—
Adjusted segment EBITDA (1)	$27,056	$17,679	9,377	53.0
Adjusted segment EBITDA margin	39.1%	35.7%		3.4 pts.

Corporate allocations	$1,215	$1,537
_______________________
(1) Includes corporate allocations from Dover Corporation and assigned to the segment as presented above.

APERGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted Working Capital

(in thousands)	March 31, 2018	December 31, 2017
Receivables, net of allowances	$227,473	$202,024
Inventories, net	210,941	201,591
Accounts payable	(108,083)	(98,826)
Adjusted working capital	$330,331	$304,789

Adjusted Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2018	2017
Net cash provided by operating activities	$7,347	$19,398
Capital expenditures (1)	(13,683)	(6,260)
Change in income taxes payable	4,913	13,799
Adjusted free cash flow	$(1,423)	$26,937
_______________________
(1) Includes the effect of reclassifications of $6.2 million and $0.9 million for the three months ended March 31, 2018 and 2017, respectively, from net cash provided by operating activities to “capital expenditures” in net cash used by investing activities on our condensed combined statements of cash flows. These reclassifications relate to payments made for our leased electric submersible pump systems in our Production & Automation Technologies segment.